OPTION AGREEMENT

This Agreement has been made on the date set out below between Goran Ernstson, Skoldungavagen 23 B, SE-131 46 Nacka, Sweden (the "Seller"), and Scandinavian Energy Finance Limited with address at c/o McCann Fitzgerald, 2 Harbourmaster Place, International Financial Services Centre, Dublin, Ireland, telefax number 00 353 1 829 0010 (the "Buyer"),

1.       Call Option

1.1 The Seller hereby grants to the Buyer an irrevocable right to purchase from the Seller, all shares from time to time held by the Seller in Gigantissimo 2321 AB (initially 100,000 shares) (the "Company").

1.2 No separate compensation shall be paid for the option granted in this Agreement.

2.       Option Period and Exercise of the Option

2.1 If the Buyer desires to exercise the option, he shall during the period March 7 2002 - 28 February 2027 ("the Option Period") provide the Seller with written notice thereof.

2.2 Immediately after receiving written notice as provided for in section 2.1, the Seller shall notify Lantbrukskredit AB (publ) that the

2.3 The Buyer may exercise the option in whole or in part in one or more occasions during the Option Period.

3.       Purchase Price

3.1 The purchase price for the shares purchased by the Buyer under this Agreement shall be the aggregate nominal value of the shares.

3.2 The purchase price for the shares shall be paid on Completion upon delivery to the Buyer of the share certificates.

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4.       Completion

4.1 Completion shall take place on the 10th business day following the exercise of the option pursuant to Section 2. At Completion the Seller (i) shall notify Lantbrukskredit that the Buyer has exercised the option, (ii) procure that the Board of Directors acknowledge the transfer of the Shares and (iii) make a corresponding entry in the share register of the Company.

5.       Pledge of Shares

5.1 As security for its obligations under this Agreement, the Seller hereby pledges all shares in the Company (initially 100,000 shares) owned by it from time to time. The Seller shall deliver the share certificates representing the shares, duly endorsed in blank to Lantbrukskredit in its capacity as depository. The Seller agrees that the Buyer's right to purchase the shares in the Company as provided for in this Agreement and the security connected therewith may be pledged.

5.2 The Buyer shall have the right to realize the shares pledged pursuant to this Section 5 through one or more sales, free from any claim or right of any nature whatsoever of the Seller, in any matter permitted by law as it deems appropriate and to act generally in such manner as the Buyer shall determine. For the avoidance of doubt Chapter 10 of the Swedish Commercial Code (Sw. Handelsbalken) shall not apply when the Buyer enforces the security constituted hereby.

6.       Restrictions

6.1 During the period up to the end of the Option Period or, if the option is wholly exercised before then, until such exercise has occurred, the Seller hereby agrees not to cause or permit the Company or any of its direct or indirect subsidiaries to take any of the following actions;

          a) replace, amend or alter the Articles of Association applicable to such company;

          b) issue any shares, enter into or grant any options to subscribe for shares or issue any securities convertible into shares or entering into any agreement for the same, save for the issuance of
             (i) a convertible debenture of SEK 30 millions to Lansforsakringar,
             (ii) shares corresponding to 5.0 per cent of all outstanding shares to Lansforsakringar and (iii) a convertible debenture of SEK 470millions to the Buyer;

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         c)  establish any bonus,  profit sharing,  share option or other incentive scheme for any director or employee of the Company or any member of the Group (as appropriate);

         d) sell, transfer or dispose their assets outside the ordinary course of business;

         e)  effect a merger with a third party;

         f) reduce the capital by redemption of shares or any equivalent procedure;

         g) distribute profit by dividends or any other form of shareholder benefit;

         h) voluntarily liquidate or wind-up (except, for the avoidance of doubt, any actions and measures taken in connection with mandatory liquidation in accordance with the Swedish Companies Act, subject to reasonable prior written notice to Lantbrukskredit, SEFL and Lansforsakringar);

        i)   change the place of registered office;

        j) enter into any agreement with a director, employee or shareholder or an affiliate of such persons or effect any transaction with such persons;

        k) appropriate fees for the directors or vary the service agreements of any directors.

        l)   agree or commit to do any of the foregoing.

6.2 The provisions of Section 6.1 shall not prevent (i) any actions or measures by Ernstson or any Group Company necessary to comply with the terms and conditions of Section 5 of the Shareholders Agreement to be entered into between Ernstson, SEFL and Lansforsakringar regarding their shareholding in the Company so long as such Shareholders Agreement is in effect it being understood that it shall terminate immediately in the event Lantbrukskredit becomes a shareholder in the Company or (ii) any action taken by Ernstson to cause the Company to pay Ernstson such amount as is necessary to make Ernstson whole (including settlement costs and reasonable legal, accounting and other expenses for investigation or defence) on an after tax basis for any wealth tax payable by him in connection with his ownership of Shares, provided that Ernstson advises Lantbrukskredit, SEFL and Lansforsakringar of any such tax assessed and takes any reasonable lawful action jointly suggested by Lantbrukskredit, SEFL and Lansforsakringar to reduce such tax liability before paying such tax.

7.       Confidentiality

7.1 The parties agree that until the end of the Option Period and for an additional period of two years they will not disclose the existence of this Agreement nor its content to third parties.

8.        Notices

8.1 Notices shall be given by way of reputable overnight courier or telefax to the parties' respective addresses and telefax numbers as set out in the preamble or as to an address or telefax number announced by any of the parties later.
          A notice shall be deemed to be received by the recipient;

          a) If by courier, when delivered;
          b) If by telefax, when the telefax is sent, provided receipt is duly confirmed by the transmitting telefax machine.

8.2 A notice given in accordance with clause 8.1, but received on a non-working day or after business hours in the place of receipt will only be deemed to be given at the opening of business on the next working day in that place.

8.3 In case of notice to the Buyer, a copy of the notice shall be sent to US Energy Systems, Inc. ("USE"), fax number +1 914 993 5190 and EIC Partners AG ("EIC"), fax number +41 1 318 3411
          (until 15 April 2002) and  +41 43 844 10 01 (as of 15 April 2002).

8.4 All notices and communication between the parties shall be in English unless otherwise agreed by the parties, USE and EIC.

8.5        Change of address shall be made as set out in clause 8.1.

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9.         Amendments

9.1 Only those amendments and additions to this Agreement that are made in writing and signed by the parties are valid.

10.        Assignment

           The Buyer may wholly or partly assign its rights and obligations under this Agreement to any third party.

11.        Governing Law and Disputes

11.1 This Agreement shall be construed in accordance with and be governed by the laws of Sweden.

11.2 Any dispute, controversy or claim arising out of or in connection with this Agreement shall be settled by arbitration in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce. The arbitral tribunal shall consist of three arbitrators. The place of arbitration shall be Stockholm, Sweden.
           The language to be used in the arbitral proceedings shall be English.

                            ________________________


This agreement has been executed in two copies of which the parties have taken one each.


Stockholm, March   , 2002


/s/ Goran Ernston
    ---------------
    GORAN ERNSTSON

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PRESENT when the Common Seal of SCANDINAVIAN ENERGY FINANCE LIMITED was affixed hereto:





_____________________________________

Director





_____________________________________

Director/Secretary




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